Exhibit 10.2

EXECUTION COPY

Dated as of August 2, 2018

among

CURO GROUP HOLDINGS CORP.

as Guarantor

and

LENDDIRECT CORP.

as Seller and Servicer

and

CASH MONEY CHEQUE CASHING INC.

as Seller and Servicer

and

CURO CANADA RECEIVABLES LIMITED PARTNERSHIP,

by its general partner,

CURO CANADA RECEIVABLES GP INC.

as Borrower

and

WF MARLIE 2018-1, LTD.

as Lender

and

WATERFALL ASSET MANAGEMENT, LLC

as Administrative Agent

GUARANTY

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TABLE OF CONTENTS

Section	Page

i

THIS GUARANTY (this “Guaranty”) is dated as of August 2, 2018 and made between:

(1)	CURO GROUP HOLDINGS CORP., as Guarantor;

(2)	LENDDIRECT CORP., as Seller and Servicer;

(3)	CASH MONEY CHEQUE CASHING INC., as Seller and Servicer;

(4)	CURO CANADA RECEIVABLES LIMITED PARTNERSHIP by its general partner CURO CANADA RECEIVABLES GP INC., as Borrower;

(5)	WF MARLIE 2018-1, LTD., as Lender; and

(6)	WATERFALL ASSET MANAGEMENT, LLC, as Administrative Agent,

each of the foregoing a “Party” and together the “Parties”.

BACKGROUND:

(A)

Pursuant to the Sale and Servicing Agreement, each Seller will sell, assign or otherwise convey to the Borrower all of its right, title and interest in certain Purchased Assets and each Servicer will undertake the servicing and collection of the Purchased Receivables.

(B)

In order to fund its acquisition of the Purchased Assets from the Sellers, the Borrower has entered into the Credit Agreement, pursuant to which the Lenders shall make available an asset-backed securitization credit facility to the Borrower.

(C)

Each of the Performance Parties is an Affiliate and a direct or indirect Subsidiary of the Guarantor, and the Guarantor expects to receive substantial direct and indirect benefits from the transactions described above and the other transactions contemplated by the Sale and Servicing Agreement, the Credit Agreement and the other Transaction Documents.

(D)

As an inducement for (a) the Borrower to purchase or otherwise acquire Receivables from the Sellers pursuant to the Sale and Servicing Agreement, (b) the Lenders to lend certain funds to the Borrower from time to time under the Credit Agreement and (c) the Administrative Agent, the Lenders and the other Secured Parties to participate in the transactions contemplated by the Credit Agreement and the other Transaction Documents, the Guarantor has agreed, on the terms provided in this Guaranty, to (i) cause the due and punctual performance by each of the Sellers and the Servicers and the other Performance Parties of their respective Performance Party Obligations, (ii) guarantee for the benefit of the Lenders and the Administrative Agent against certain acts by the Borrower Parties, (iii) provide a limited guaranty with respect to the Borrower’s Secured Obligations to the Administrative Agent and Lenders under the Credit Agreement and (iv) indemnify the Beneficiaries in relation to items (i) to (iii) in this Recital D.

IT IS THEREFORE AGREED that:

ARTICLE I

DEFINITIONS

SECTION 1.01 TERMS IN CREDIT AGREEMENT.

Except where the context otherwise requires or except as set out below, terms defined in Article I of the asset-backed revolving credit agreement entered into among the Borrower, the Lender and the Administrative Agent on the Closing Date (the “Credit Agreement”) shall have the same meanings where used in this Guaranty.

As used in this Guaranty, the following terms have the meanings specified below:

“Beneficiaries” means, collectively, the Lenders and the Administrative Agent, and “Beneficiary” means any of them.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property which are required to be classified and accounted for as a capital lease or capitalized on a balance sheet of such Person determined in accordance with GAAP and the amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date upon which such lease or other arrangement may be terminated by the lessee without payment of a penalty, provided that any obligations of CFTC and its Restricted Subsidiaries either existing on September 2, 2017, or created prior to the recharacterization described below (i) that were not included on the consolidated balance sheet of CFTC as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of this Agreement (including, without limitation, the calculation of Consolidated Net Income and Consolidated Cash Flow) not be treated as Capital Lease Obligations or Indebtedness.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock or shares;

(b) in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with such Capital Stock.

“CFC” means a controlled foreign corporation within the meaning of Section 957(a) of the Code and any entity that wholly-owns the stock of a CFC and which is disregarded for United States federal income purposes as an entity that is separate from its owner.

“CFTC” means CURO Financial Technologies Corp., a Delaware corporation.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, plus:

(a) an amount equal to any extraordinary or non-recurring loss, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(b) an amount equal to any net loss realized in connection with an Asset Sale, the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness by such Person or its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(c) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(d) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; plus

(e) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) to the extent deducted in computing such Consolidated Net Income; plus

(f) without duplication of the application of clause (d) of the definition of Consolidated Net Income, write offs, write downs or impairment of goodwill or other intangible assets, unrealized mark to market losses, and other non cash charges and expenses (excluding any such other non cash charge or expense to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent deducted in computing such Consolidated Net Income; plus

(g) any fees or expenses relating to a Qualified Receivables Transaction, to the extent such fees or expenses are deducted in computing Consolidated Net Income; plus

(h) any one-time, non-recurring expenses or charges related to any Equity Offering, Permitted Investment (as defined in the Indenture), acquisition, recapitalization or Indebtedness permitted to be incurred under the Senior Notes Indenture (including a refinancing thereof), whether or not successful, including (i) such fees, expenses or charges related to the execution or delivery of the Credit Agreement and (ii) any amendment or other modification of the Senior Notes Indenture or the Credit Agreement, in each case, deducted in computing Consolidated Net Income; minus

(i) all non-cash items to the extent that such non-cash items increased Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

Notwithstanding the foregoing, the provision for taxes based on income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net payments and receipts (if any) pursuant to Hedging Obligations); provided that the amortization or write-off of capitalized financing or debt issuance costs shall be excluded; plus

(b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(c) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that:

(a) the Net Income of any Person that is not a Restricted Subsidiary of such Person, or that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions that have been distributed in cash (or to the extend converted into cash) to the relevant Person or a Restricted Subsidiary thereof in respect of such period;

(b) the Net Income of any Restricted Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction has been legally waived;

(c) the cumulative effect of a change in accounting principles shall be excluded;

(d) the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities of Foreign Subsidiaries which are not incorporated in the United States resulting from the application of GAAP and the amortization of intangibles of Foreign Subsidiaries arising from the application of GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, shall be excluded; and

(e) Consolidated Net Income shall not be reduced by any fees and expenses paid or payable in respect of the offering contemplated the Senior Notes Indenture, the application of the use of proceeds therefrom and related transactions.

“Consolidated Net Worth” means, with respect to the Guarantor on a consolidated basis, the result of its Consolidated Tangible Assets minus its total liabilities.

“Consolidated Tangible Assets” means with respect to the Guarantor as of any date, the aggregate of the assets of the Guarantor and its Subsidiaries, excluding goodwill and any other assets properly classified as intangible assets in accordance with GAAP, shown on the balance sheet for the most recently ended fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, an amount equal to the aggregate principal amount of Indebtedness of CFTC and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition permitted under the Senior Notes Indenture), with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of the term “Consolidated Total Leverage Ratio”.

“Consolidated Total Leverage Ratio” means, with respect to any specified Person, as of any date of determination, the ratio of (i) the Consolidated Total Debt to (ii) Consolidated Cash Flow of such Person for the most recently ended four fiscal quarters for which internal financial statements are available. In the event that CTFC or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Total Leverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Total Leverage Ratio is made (the

“Calculation Date”), the Consolidated Total Leverage Ratio is shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock (including the application of any proceeds therefrom), as if the same had occurred at the beginning of the applicable four quarter reference period. In addition, for the purposes of making the computation referred to above:

(a) acquisitions that have been made by CFTC or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four quarter reference period and Consolidated Cash Flow for such reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities (adjusted to exclude (A) the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the acquired entities to the extent such costs are eliminated and not replaced and (B) the amount of any reduction in general, administrative or overhead costs of the acquired entities, in each case, as determined in good faith by an officer of CFTC);

(b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(c) any Person that is a Restricted Subsidiary of CFTC on the Calculation Date will be deemed to have been a Restricted Subsidiary of CFTC at all times during such four quarter period;

(d) any Person that is not a Restricted Subsidiary of CFTC on the Calculation Date will be deemed not to have been a Restricted Subsidiary of CFTC at any time during such four quarter period; and

(e) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“CSO Obligations” means obligations to purchase, or other Guarantees of, consumer loans the making of which were facilitated by CFTC or a Restricted Subsidiary of CFTC acting as a credit services organization or other similar service provider.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of CFTC or a Subsidiary of CFTC; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c), on or prior to the 91st day after the Stated Maturity of the Senior Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or before the 91st day after the Stated Maturity of the Senior Notes will not constitute Disqualified Stock of the terms of such Capital Stock provide that such Person may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to CFTC’s purchase of the Senior Notes as are required to be purchased pursuant to Sections 5.10 and 5.14 of the Senior Notes Indenture.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock).

“Equity Offering” means a sale for cash of either (1) common equity securities or units including or representing common equity securities of CFTC (other than to a Subsidiary of the Guarantor) or (2) common equity securities or units including or representing common equity securities of any direct or indirect parent of CFTC (other than to a Subsidiary of CFTC) to the extent that the net proceeds therefrom are contributed to the common equity capital of CFTC).

“Foreign Subsidiary” means any Restricted Subsidiary incorporated or organized in a jurisdiction other than the United States or any state thereof or the District of Columbia and any Restricted Subsidiary that wholly-owns the stock of a CFC and which is disregarded for United States federal income tax purposes as an entity that is separate from its owner.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person to:

(a) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness;

(b) purchase property, securities or services for the purposes of assuring the holder of such Indebtedness of the payment of such Indebtedness; or

(c) maintain working capital, equity capital or other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness,

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing), provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. Indebtedness otherwise Incurred by a Person before it becomes a Subsidiary of CFTC will be deemed to have been Incurred at the time it becomes such a Subsidiary.

“Indebtedness” of the Guarantor means, without duplication with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(a)	obligations of such Person in respect of principal for money borrowed;

(b)	obligations of such Person in respect of principal evidenced by bonds, debentures, notes or other similar instruments;

(c)

every reimbursement obligation of such Person with respect to letters of credit, banker’s acceptances or similar facilities issued for the account of such Person, other than obligations with respect to letters of credit securing obligations;

(d)

every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade payables, credit on open account, provisional credit, accrued liabilities or similar terms arising in the ordinary course of business which are not overdue by more than 30 days or which are being contested in good faith);

(e)	every Capital Lease Obligation of such Person;

(f)	the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination plus accrued but unpaid dividends;

(g)

every net payment obligation of such Person under interest rate swap, cap, collar or similar agreements or foreign currency hedge, exchange or similar agreements of such Person (“Hedging Obligations”); and

(h)

every obligation of the type referred to in clauses (1) through (7) of this definition of another Person the payment of which, in either case, such Person has Guaranteed or is liable, directly or indirectly, as obligor, guarantor or otherwise, to the extent of such Guarantee or other liability, and notwithstanding any the foregoing, Indebtedness shall not include CSO Obligations.

“Indemnitee Litigation Expenses” means any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the matters described in Section 8.03(b) of the Credit Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or hypothecation of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest in and any filing of any financing statement under the PPSA or the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (A) any Asset Sale (as defined in the Senior Notes Indenture) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

“Non-Recourse Debt” means Indebtedness:

(a) as to which neither CFTC nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and

(b) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary of CFTC) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Performance Party” means each Seller and each Servicer, and together the “Performance Parties”; and

“Performance Party Obligations” means all present and future covenants, agreements, terms, conditions, deemed collection undertakings, indemnities and other obligations (however created arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of whatever nature to be performed and observed by each Performance Party in any capacity under the Transaction Documents, whether monetary or non-monetary, including the due and punctual payment of all sums which are or may become due and owing by such Performance Party under the Transaction Documents, but excluding any such obligations arising due to (a) the insolvency, bankruptcy or lack of creditworthiness of an Obligor, or (b) a decline in the market value of any Receivable (other than as a result of any action or inaction by any Borrower Party).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock corporation, trust, unincorporated organization or government or agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by CFTC or any of the Restricted Subsidiaries pursuant to which CFTC or any of the Restricted Subsidiaries may sell, convey or otherwise transfer to:

(a)	a Receivables Entity (in the case of a transfer by CFTC or any of the Restricted Subsidiaries); or

(b)	any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any loans receivable (whether now existing or arising in the future) of CFTC or any of the Restricted Subsidiaries, and any assets related thereto, including all collateral securing such loans receivable, all contracts and all Guarantees or other obligations in respect of such loans receivable, proceeds of such loans receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving loans receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the chief financial officer of CFTC).

“Receivable Entity” means (a) a Subsidiary of CFTC or (b) another Person engaging in a Qualified Receivables Transaction with CFTC, in each case, that engages in no activities other than in connection with the financing of loans receivables and is designated by the Board of Directors of CFTC (as provided below) as a Receivables Entity, and in either of clause (a) or (b):

(a)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(i)	is Guaranteed by CFTC or any Subsidiary of CFTC (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to the Standard Securitization Undertakings),

(ii)	is recourse to or obligates CFTC or any Subsidiary of CFTC in any way (other than pursuant to Standard Securitization Undertakings), or

(iii)

subjects any property or asset of CFTC or any Subsidiary of CFTC, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(b)

the entity is not an Affiliate of CFTC or is an entity with which neither CFTC nor any Subsidiary of CFTC has any material contract, agreement, arrangement or understanding other than on terms that CFTC reasonably believes to be not materially less favorable to CFTC or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of CFTC; and

(c)

is an entity to which neither CFTC nor any Subsidiary of CFTC has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results, and any such designation by the Board of Directors of CFTC will be evidenced by a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate (as defined in the Senior Notes Indenture) certifying that such designation complied with the foregoing conditions, and notwithstanding anything to the contrary contained herein, solely for purposes of the calculation of “Consolidated Interest Expense” and “Consolidated Total Debt,” any Receivables Entity shall be deemed not to be a Restricted Subsidiary.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Senior Notes” means the notes issued pursuant to the Senior Notes Indenture from time to time.

“Senior Notes CTL Ratio” means, as of any date of determination following the Closing Date, the applicable minimum Consolidated Total Leverage Ratio (as defined in the Senior Notes Indenture) under the Senior Notes Indenture.

“Senior Notes Indenture” means (i) as of the Closing Date, that certain Indenture, dated as of February 15, 2017, entered into by CFTC, the guarantors party thereto, and TMI Trust Company, as Trustee and Collateral Agent in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by CFTC, Curo Intermediate Holdings Corp., and such guarantors in connection therewith, and (ii) from time thereafter, such Senior Notes Indenture as may be amended, restated, supplemented or otherwise modified in accordance with the terms and conditions thereof, or any successor indenture or other credit facility of the Guarantor, CFTC or Curo Intermediate Holdings Corp., pursuant to which the Senior Notes are refinanced.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by CFTC or any Subsidiary of CFTC that, taken as a whole, are customary in a loans receivable transaction.

“Stated Maturity” when used with respect to any security or installment of interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or a combination thereof) and (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Unrestricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is designated by the board of directors of such Person as an Unrestricted Subsidiary pursuant to a resolution of the board of directors of such person, but only to the extent that such Subsidiary:

(a) has no Indebtedness other than Non-Recourse Debt;

(b) except as permitted under the Senior Notes Indenture, is not party to any agreement, contract, arrangement or understanding with CFTC or any Restricted Subsidiary of CFTC unless the terms of any such agreement, contract, arrangement or understanding are no less favourable to CFTC or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of CFTC;

(c) is a Person with respect to which neither CFTC nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(d) has not guaranteed or otherwise directly provided credit support for any Indebtedness of CFTC or any of its Restricted Subsidiaries.

SECTION 1.02 PRINCIPLES OF INTERPRETATION.

Except as otherwise set out below, the principles of interpretation as set out in Article I of the Credit Agreement shall apply to this Guaranty as if set out in full again here, with such changes as are appropriate to fit this context. Unless otherwise provided, all amounts herein are in U.S. dollars.

ARTICLE II

PERFORMANCE GUARANTY

(a)

Subject to Article II(b), the Guarantor hereby unconditionally and irrevocably guarantees for the benefit of each of the Beneficiaries as a primary and independent obligation, to cause each Performance Party to fully and punctually pay and perform all Performance Party Obligations when and as due in accordance with the Transaction Documents, provided that, the undertaking of the Guarantor shall not be construed to extend to the Borrower’s obligations to make payments of principal, interest or fees under the Credit Agreement and it is the intention of the Parties that the guaranty under this Article 2 is not intended as credit support for the Borrower’s obligations under the Credit Agreement and provided that in no event shall the Guarantor be liable for any amounts hereunder arising as a result of the gross negligence or wilful misconduct of a Beneficiary.

(b)

If any Performance Party fails to pay or perform any of the Performance Party Obligations applicable to it when and as due in accordance with the Transaction Documents, then the Guarantor irrevocably and unconditionally agrees that it shall (i) after the expiry of any grace period applicable to the Performance Party Obligations in accordance with the Transaction Documents, immediately pay to the relevant Beneficiaries, in immediately available funds, any such Performance Party Obligations for the payment of monetary obligations and (ii) after the expiry of any such grace period, immediately perform, or cause the performance of, such Performance Party Obligations, in each case, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Guarantor.

(c)

To facilitate the performance of the obligations of the Guarantor under this Article II (but not as a condition to such performance), each Performance Party shall notify the Guarantor if at any time a Performance Party Obligation has not been fulfilled when and as due.

(d)

In the event that acceleration of the time for payment of any of the Performance Party Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Performance Party or for any other reason with respect to any Performance Party, all such amounts then due and owing with respect to the Performance Party Obligations under the terms of the applicable Transaction Document or any other agreement evidencing, securing or otherwise executed in connection with the Performance Party Obligations, shall if not paid or performed by such Performance Party be immediately due and payable by the Guarantor.

ARTICLE III

BAD BOY GUARANTY

(a)

The Guarantor hereby unconditionally and irrevocably guarantees for the benefit of each Beneficiary as a primary and independent obligation, against any and all damages, losses, claims, liabilities, costs and expenses (including reasonable legal fees and expenses) awarded against or incurred by any Beneficiary arising out of or as a result of any (i) willful misconduct, bad faith, fraud or gross negligence, on the part of any Borrower Party (including, for the avoidance of doubt, by any officer, director, employee or agent of any Borrower Party) in connection with the performance of the Borrower’s covenants, obligations and duties under the Transaction Documents, (ii) criminal acts by a Borrower Party or by any officer, director, employee or agent of any Borrower Party, (iii) any intentional hindrance by a Borrower Party (including, for the avoidance of doubt, by any officer, director, employee or agent of any Borrower Party) of a Beneficiary’s security interest in the Collateral, (iv) Guarantor or any of its Subsidiaries consenting to either of the Credit Parties filing a voluntary petition in bankruptcy, or (vi) any failure of Borrower to indemnify and hold harmless any Indemnitee in respect of any Indemnitee Litigation Expenses, excluding in each case damages, losses, claims, liabilities, costs and expenses arising as a result of the gross negligence or wilful misconduct of a Beneficiary.

(b)	Any amounts payable under this Article III shall be immediately due and payable by the Guarantor on demand from any Beneficiary following the occurrence of any event specified in Article III(a).

ARTICLE IV

LIMITED GUARANTY

(a)

The Guarantor hereby unconditionally and irrevocably guarantees to each Beneficiary the prompt payment of the Borrower’s Secured Obligations under the Credit Agreement in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), up to a maximum of ten percent (10%) of the Aggregate Exposure as of the relevant date of determination (the “Guaranteed Credit Obligations”).

(b)

For the avoidance of doubt, this guaranty is a guaranty of payment of the Borrower’s Secured Obligations (to the extent of the Guaranteed Credit Obligations) under the Credit Agreement and not of collection of the Purchased Receivables and is a continuing guaranty and shall apply to all of the Borrower’s Secured Obligations under the Credit Agreement whenever arising.

(c)

If the Borrower fails to pay any of the Secured Obligations when and as due in accordance with the Credit Agreement, then the Guarantor irrevocably and unconditionally agrees that it shall, after the expiry of any grace period applicable to the

Secured Obligations in accordance with the Credit Agreement, immediately pay to the relevant Beneficiaries, in immediately available funds, any such Secured Obligations (to the extent of the Guaranteed Credit Obligations), in each case, without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Guarantor.

(d)

In the event that acceleration of the time for payment of any of the Borrower’s Secured Obligations under the Credit Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or for any other reason with respect to the Borrower, all such amounts then due and owing with respect to the Borrower’s Secured Obligations under the Credit Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Borrower’s Secured Obligations under the Credit Agreement, shall if not paid or performed by the Borrower be immediately due and payable by the Guarantor (to the extent of the Guaranteed Credit Obligations).

(e)

The Guarantor further agrees that, to the extent that any Person makes a payment or payments to the Administrative Agent or any Lender in respect of any Secured Obligations of the Borrower under the Credit Agreement, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Person or to the estate, trustee, or receiver of such Person or to any other party, including, without limitation, the Guarantor, under any bankruptcy, insolvency or similar state, provincial or federal law in Canada or the United States, common law or equitable cause, then, to the extent of such payment or repayment, the Borrower’s Secured Obligations under the Credit Agreement or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

ARTICLE V

CONFIRMATION

The Guarantor hereby confirms that the transactions contemplated by the Transaction Documents have been arranged among the Borrower, the Performance Parties, the Administrative Agent and the Lenders, as applicable, with the Guarantor’s full knowledge and consent and any amendment, restatement, modification or supplement of, or waiver of compliance with, the Transaction Documents in accordance with the terms thereof by any of the foregoing shall be deemed to be with the Guarantor’s full knowledge and consent.

ARTICLE VI

GUARANTOR’S FURTHER AGREEMENTS TO PAY

The Guarantor further agrees, as the principal obligor and not as a guarantor or surety only, to pay the Beneficiaries (and their assigns), forthwith upon demand in funds immediately available to the Guarantor, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by the Beneficiaries in connection with the enforcement of this Guaranty, together with, without duplication, interest on amounts recoverable under this Guaranty from the time when such amounts become due hereunder until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the lesser of (a) the CDOR Rate for each date during such period and (b) the maximum interest rate permitted by Applicable Law.

ARTICLE VII

THE GUARANTEES

(a)

The obligations of the Guarantor set forth in this Guaranty shall be absolute, unconditional, irrevocable (irrespective of any defence otherwise available to a surety or guarantor) and continuing and will not be affected prejudiced or diminished by an act, omission, matter or thing which would release or reduce or prejudice or release or otherwise exonerate the Guarantor from any of its obligations under this Guaranty in whole or in part, including without limitation:

(i)

any change of ownership of the Guarantor, the Borrower or any Performance Party (the “CURO Guaranty Parties”), any CURO Guaranty Party becoming Insolvent, any incapacity or lack of power, authority or legal status of, or dissolution or other proceeding or change in the members or in the legal status of, any CURO Guaranty Party, or any other person under any Transaction Document, or any other disability or other defence of any person with respect to the Performance Party Obligations or the Secured Obligations, as the case may be, whether consensual or arising by operation of law;

(ii)

any assignment or transfer by any Person of any or all of the Performance Party Obligations or the Secured Obligations, as the case may be, or any transfer or purported transfer, any consolidation or merger of any Beneficiary with or into any other corporation or entity, or any change whatsoever in the objects, assets, capital structure, constitution or business of such Beneficiary, or any failure on the part of the Performance Party, the Borrower or any Beneficiary to perform or comply with any term of the Transaction Documents or any other document executed in connection with or delivered pursuant to any of them;

(iii)

any failure of the Borrower, any Performance Party or the Guarantor or any other person to maintain in full force, validity or effect or to obtain or renew when required any or all authorizations (whether from a Governmental Authority or any other Person) required in connection with any Secured Obligation, any Performance Party Obligation, this Guaranty or any other Transaction Document, or to take any other action required in connection with the performance of any Secured Obligation, Performance Party Obligation, this Guaranty or any other Transaction Document;

(iv)

any illegality or lack of validity or unenforceability of any Transaction Document or any actual or purported Secured Obligation or Performance Party Obligation becoming in full or partly void, being frustrated or having any defect or irregularity or any impossibility or impracticality of performance, illegality, force majeure, any act of any Governmental Authority or change in, or the imposition of, any Requirement of Law, decree, regulation or other governmental act which does or might impair, delay or in any way affect, in full or partly, the validity, enforceability or the payment when due, of any Secured Obligation or Performance Party Obligation;

(v)

any act or omission to take up, perfect or enforce, fully or partly, any right, remedy, security, indemnity or guaranty under this Guaranty or against any of the Borrower or the Performance Parties or any other person;

(vi)	any defence, set-off or counterclaim or claim against or enforcement of payment from any of the Borrower or the Performance Parties or any other person;

(vii)

if any of the moneys included in the Secured Obligations or the Performance Party Obligations have become irrecoverable from the Borrower or the applicable Performance Party, as the case may be, for any other reason other than payment in full of the Secured Obligations or the Performance Party Obligations, as the case may be, in accordance with their terms; or

(viii)

any other circumstance whatsoever (with or without notice to or knowledge of the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of, or defence available to, the Guarantor under this Guaranty whether or not the Guarantor shall have had notice or knowledge of any act or omission, condition or occurrence referred to above in this Article VII(a).

(b)

The guarantees provided by the Guarantor in this Guaranty are in no way conditioned upon any requirement that any Beneficiary first attempt to collect any payment from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of the Borrower, the Administrative Agent, or any Lender in favor of any Performance Party or the Borrower, as the case may be, or any other Person or other means of obtaining payment hereunder. In this respect, the Parties hereby agree that if the Guarantor receives conflicting instructions from the Borrower and/or the Administrative Agent in connection with the enforcement of this Guaranty, then the Guarantor shall follow exclusively the relevant instructions received from the Administrative Agent.

(c)

The Guarantor hereby waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonour and any other notice with respect to any of the Secured Obligations and this Guaranty. The Guarantor hereby waives any requirement that any Beneficiary be diligent or prompt in giving notice of any default or omission or action by the Borrower or any Performance Party or any other Person under any Transaction Document or otherwise, or in making any demand or asserting any rights of any Beneficiary under this Guaranty including any failure to delay on the part of a Beneficiary in asserting or enforcing any rights or in making any claims or demands under this Guaranty. The Guarantor hereby waives any defence based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of the Guarantor hereunder.

(d)

This Guaranty shall be in addition to any other guaranty, indemnity or other security for the Secured Obligations or the Performance Party Obligations, and shall not be rendered unenforceable by the invalidity of any such other guaranty, indemnity or security.

(e)

All dealings between any Borrower Party, on the one hand, and the Secured Parties, on the other hand, shall be conclusively presumed to have been had or consummated in reliance upon the guarantees set forth in this Guaranty.

ARTICLE VIII

WAIVERS BY GUARANTOR

(a)

The Guarantor warrants that it has adequate means to obtain from each Performance Party and the Borrower, on a continuing basis, information concerning the financial condition of such party, and that it is not relying on the Beneficiaries or any other Person to provide such information, now or in the future. The Guarantor also irrevocably waives all defenses: (a) that at any time may be available in respect of the Performance Party Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (b) that arise under the law of suretyship, including impairment of collateral.

(b)

The Beneficiaries (and their assigns) shall be at liberty, without giving notice to or obtaining the assent of the Guarantor and without relieving the Guarantor of any liability under this Guaranty, to deal with the Borrower and each Performance Party and with each other party who now is or after the date hereof becomes liable in any manner for any of the Secured Obligations and the Performance Party Obligations, in such manner as the Beneficiaries in their reasonable discretion deems fit, and to this end the Guarantor agrees that the validity and enforceability of this Guaranty, including without limitation, the provisions of Article XIV hereof, shall not be impaired or affected by any of the following: (A) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Performance Party Obligations or the Secured Obligations or any part thereof or any agreement relating thereto at any time (except that any such extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Performance Party Obligations or the Secured Obligations, if duly granted or agreed to be granted in accordance with the Transaction Documents, shall be given effect in determining the extent of the Performance Party Obligations or Secured Obligations which the relevant Person is required to perform or cause to be performed); (B) any failure or omission to enforce any right, power or remedy with respect to the Performance Party Obligations or the Secured Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Performance Party Obligations or the Secured Obligations or any part thereof; (C) any waiver of any right, power or remedy or of the Maturity Date, any Servicer Termination Event, Amortization Event or Event of Default with respect to the Performance Party Obligations or the Secured Obligations or any part thereof or any agreement relating thereto (except that any such waiver, if duly granted, agreed to be granted or made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Performance Party Obligations or the Secured Obligations (as applicable) which the Guaranty is required to perform or cause to be performed); (D) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Performance Party Obligations or the Secured Obligations or any part thereof (except that any such release, surrender, compromise, settlement, waiver, subordination or modification, if duly granted, agreed to be granted or made in accordance with the Transaction Documents, shall be given effect in determining the extent of the Performance Party Obligations or the Secured Obligations which the Guaranty is required to perform or cause to be performed); (E) the enforceability, validity, binding effect, legality, subordination or disaffirmance of the Performance Party Obligations or the Secured Obligations or any part thereof or the genuineness, enforceability or validity or amendment, restatement, modification or supplement of, or waiver of compliance with, any agreement relating thereto or with respect to the Performance Party Obligations or the Secured Obligations or any part thereof; (F) the application of payments received from any source to the payment of any payment Performance Party Obligations or the Secured Obligations or any part thereof or amounts which are not covered by this Guaranty even though the Beneficiaries (or their assigns) might lawfully have elected to apply such payments to any part or all of the payment Performance Party Obligations or the Secured Obligations or to amounts which are not covered by this Guaranty; (G) the existence of any claim, setoff or other rights which the Guarantor may have at any time against any Performance Party or the Borrower in connection herewith or any unrelated transaction; (H) any assignment or transfer of the Performance Party Obligations or the Secured Obligations or any part thereof; or (I) any failure on the part of any Performance Party or the Borrower to perform or comply with any term of any Transaction Document or any other document executed in connection therewith or delivered thereunder, in each case whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing sections (A) through (I) of this Article VIII(b).

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

As of the date of this Guaranty, the Closing Date, each Purchase Date and each Monthly Settlement Date, the Guarantor represents and warrants to each of the Parties, in each case by reference to the facts and circumstances then subsisting, that:

(a)

Organization and powers: It (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all corporate or other organizational power and authority required to carry on its business in each jurisdiction in which its business is now conducted and (iii) has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires licenses or approvals.

(b)	Authority; no conflict or violation: The execution and delivery by it of this Guaranty and the performance of its obligations under this Guaranty:

(i)	are within its corporate and organizational powers;

(ii)	have been duly authorized by all necessary corporate and other organizational action;

(iii)

does not require any permit, license, authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority or other third party, except those that have been obtained and are in full force and effect;

(iv)

do not violate any provision of (A) any Applicable Law or of any order, writ, injunction or decree presently in effect having applicability to such Person save to the extent that any violation has not had and could not reasonably be expected to have a Material Adverse Effect or (B) the Organizational Documents of such Person; and

(v)	do not contravene or constitute a default under any agreement or instrument binding on such Person or by which any of its assets may be bound or affected.

(c)	Due execution: This Guaranty has been duly authorized, executed and delivered by it.

(d)	Enforceability: This Guaranty constitutes its legal, valid and binding obligations of the Guarantor, enforceable against it in accordance with their respective terms.

(e)

Legal opinions: The facts regarding the Guarantor set forth or assumed in each of the opinions of counsel delivered in connection with this Guaranty and the Transaction Documents are true and correct in all material respects.

(f)

Compliance with laws, etc.: Each Curo Entity has complied with all Applicable Laws, except to the extent that non-compliance does not have or could not reasonably be expected to have a Material Adverse Effect.

(g)	Compliance with Transaction Documents: It has complied with all of the terms, covenants and agreements contained in the other Transaction Documents to which it is a party.

(h)

Litigation: There are no actions, suits, investigations, litigation or proceedings at law or in equity or by or before any Governmental Authority, in arbitration now commenced, pending or, to the best of its knowledge, threatened against or affecting any Curo Entity, which has not previously been disclosed by such Person to (and waived in writing by) the Finance Parties and that:

(i)	asserts the invalidity of this Guaranty or any other Transaction Document;

(ii)	seeks to prevent the consummation of any of the transactions contemplated by this Guaranty or any other Transaction Document; or

(iii)	could otherwise (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect if determined against such Person.

(i)

Not Insolvent: Each Curo Entity is not Insolvent and no step has been taken or is intended to be taken by it or, to the best of its knowledge and belief, by any other Person that would lead to it being Insolvent, and after giving effect to the transactions contemplated by this Guaranty it will not be Insolvent.

(j)

No immunity: In any proceedings taken in its jurisdiction of incorporation in relation to the applicable Transaction Document or any other Transaction Document to which it is a party it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

(k)

Accuracy of Information: Any written information furnished by it pursuant to the Transaction Documents (the “Information”) is true and correct in all material respects as of its date and no such Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.

(l)	Tax residence: It is resident for tax purposes solely in the jurisdiction of its incorporation.

(m)

Taxes: It has timely (taking into account any extensions) (i) filed all tax returns (federal, state, provincial, foreign and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(n)

No merger: No step has been taken, or so far as it is aware, is intended to be taken, for any consolidation, amalgamation, demerger, merger or corporate reconstruction with any Person, or to convey, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, which would have a Material Adverse Effect.

(o)

Financial Statements: All of its audited or unaudited financial statements which have been delivered to the Borrower or any Finance Party, are true and correct and fairly present and its financial condition, as of the date of such financial statements, and its results of operations, for the period then ended, all in accordance with the applicable accounting standards consistently applied.

(p)	Anti-Money Laundering/International Trade Law Compliance:

(i)

It (A) is not a Sanctioned Person, (B) has no assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person, or (C) does not do business in or with, or derive any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law or directive enforced by any sanctions authority.

(ii)	The funds used to repay Indebtedness and other obligations under this Guaranty and the other Transaction Documents are not, derived from any unlawful activity.

(iii)

None of (i) the Guarantor, any of its Subsidiaries or any of their respective directors or officers or, (ii) to the knowledge of the Guarantor or such Subsidiary, any of their respective employees, Affiliates or agents that will act in any capacity in connection with or benefit from the receivables purchase facility established hereby, in each case, is a Sanctioned Person.

(q)	Anti-Terrorism Laws: It:

(i)

is not in violation in any material respect of any Anti-Terrorism Law and does not engage in or conspire to engage in any material respect in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law;

(ii)	is not a Blocked Person; and

(iii)

does not (A) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

(r)

Policies and procedures: It has implemented and maintains in effect policies and procedures designed to ensure compliance by the Guarantor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Guarantor, its Subsidiaries and their respective officers and directors and, to the knowledge of the Guarantor, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Guarantor being designated as a Sanctioned Person.

(s)	Investment Company Act: The Guarantor is not required to register as an “investment company” within the meaning of the Investment Company Act.

(t)

Material Adverse Effect: To the best of its knowledge, no event has occurred that has had a Material Adverse Effect which has not previously been disclosed by the Guarantor to (and waived in writing by) the Finance Parties.

ARTICLE X

COVENANTS

Until the Maturity Date, and without prejudice to Article XIII, the Guarantor hereby covenants and agrees that:

(a)

Preservation of existence and franchises: It shall maintain its organizational existence and its rights and franchises in full force and effect in its jurisdiction of incorporation or organization, as the case may be.

(b)

Compliance with laws, etc.: It shall comply with all Applicable Laws, except to the extent that the failure to comply with such laws does not have or could not reasonably be expected to have a Material Adverse Effect.

(c)

Policies and Procedures: It shall maintain in effect and enforce policies and procedures designed to ensure compliance by it and its Subsidiaries and their respective directors, managers, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions.

(d)

Authorizations: It shall promptly obtain, comply with the terms of and do all that is necessary and within its control to maintain in full force and effect all Authorizations which are at any time required in or by all Applicable Laws in connection with the performance of its duties and obligations under the Transaction Documents to which it is a party or to ensure the legality, validity, enforceability and admissibility in evidence of the Transaction Documents, except to the extent that a failure to do so has not had or could not reasonably be expected to have a Material Adverse Effect.

(e)	Financial Reports: It shall deliver to each Finance Party:

(i)

within one hundred and twenty (120) days after the end of each fiscal year of the Guarantor, its audited consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and separately breaking out the Borrower, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of CURO Group Holdings Corp. and its subsidiaries in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(ii)

within forty-five (45) days after the end of each fiscal quarter of the Guarantor (beginning with the fiscal quarter ending September 30, 2018), its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal quarter and separately breaking out the Borrower.

(f)

Maintain existence: It shall not (other than pursuant to the Transaction Documents) consolidate, amalgamate, or merge with any Person or convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), to any Person, except to the extent that a failure to do so has not had or could not reasonably be expected to have a Material Adverse Effect.

(g)	Separateness: It shall not take any action inconsistent with the “separateness covenants” set forth in Section 5.04 of the Credit Agreement.

(h)

Anti-Terrorism Laws: it, or to its knowledge, its agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law.

(i)	Further information/Assurances: It shall:

(i)	promptly furnish to the Administrative Agent and each Lender information, and in the form, as the Administrative Agent or any Lender may reasonably request from time to time; and/or

(ii)

at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents, and assurances as the Administrative Agent and any Lender may reasonably request from time to time in order to give full effect to the transactions contemplated by this Guaranty.

(j)

Ownership and Control: The Guarantor shall continue to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests and all other equity interests of each Performance Party, free and clear of any Liens.

(k)	Financial Covenants: The Guarantor:

(i)

shall not permit the sum of unrestricted cash, unrestricted cash equivalents, unrestricted short-term investments (in each case to the extent characterized as such on the Guarantor’s consolidated balance sheet) held by the Guarantor and its Subsidiaries and available for general corporate purposes at any time, tested daily, to be less than [* * * * *];

(ii)

shall maintain a Consolidated Total Leverage Ratio, tested as of the end of each fiscal quarter, that is not greater than [* * * * *] to [* * * * *] or, if higher than [* * * * *] to [* * * * *], the Senior Notes CTL Ratio, provided that so long as such Senior Notes CTL Ratio is not waived or excluded in respect of the Senior Notes, the Senior Notes CTL Ratio is not greater than [* * * * *] to [* * * * *]; and

(iii)

shall maintain a minimum Consolidated Net Worth, tested as of the end of each fiscal quarter, of greater than the sum of (A) [* * * * *], plus (B) a cumulative amount equal to [* * * * *] of the quarterly Consolidated Net Income determined on a consolidated basis (if positive) of the Guarantor, determined as at the end of the fiscal quarter ending March 31, 2018, and each fiscal quarter thereafter, plus (C) a cumulative amount equal to [* * * * *] of the net proceeds of any equity capital raised by the Guarantor following the Closing Date, provided that if any Curo Entity issues any additional Senior Notes pursuant to the Senior Notes Indenture or refinances any Senior Notes following the Closing Date, in either case containing financial covenants which are more restrictive than the Senior Notes outstanding on the date hereof, the Financial Covenants in this Article X(k) shall be amended so that they are no less restrictive that the covenants with respect to such additional securities.

ARTICLE XI

ENFORCEMENT

(a)	The Parties agree that the Lenders and the Administrative Agent shall be entitled to enforce this Guaranty on an on-demand basis on one or more occasions.

(b)

Each of the Performance Parties and the Borrower hereby authorizes the Guarantor to make payments under this Guaranty and furthermore releases the Guarantor from any applicable obligation or duty as to checking of whether or not the Performance Party Obligations at hand or the Secured Obligations are payable.

(c)

This Guaranty shall not be terminated or rendered ineffective following the payment of any Performance Party Obligations or the Loans under the Credit Agreement until the rights and claims of the Borrower and the Finance Parties under the Transaction Documents have been fully performed and discharged.

[****] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE XII

ASSIGNABILITY

(a)	The rights and obligations of the Guarantor under this Guaranty may not be assigned or transferred by the Guarantor to any person without the prior written consent of the other Parties.

(b)	The rights of the Beneficiaries under this Guaranty may be assigned or transferred by such Party without the prior written consent of the Guarantor.

ARTICLE XIII

TERMINATION; REINSTATEMENT

The Guarantor’s obligations under this Guaranty shall continue in full force and effect until the Secured Obligations and the obligations hereunder are fully and finally paid and discharged; provided, that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of, security for or other satisfaction of, any of the Performance Party Obligations or the Secured Obligations is avoided, rescinded or must otherwise be restored or returned upon any bankruptcy, insolvency, arrangement administration, reorganisation or similar event or proceedings of any Performance Party or otherwise, as though such payment had not been made or such other satisfaction had not occurred.

ARTICLE XIV

SUBROGATION

The Guarantor waives and shall not exercise any rights that it may acquire by way of subrogation, contribution, reimbursement or indemnification for payments made under this Guaranty until all Performance Party Obligations and Secured Obligations shall have been indefeasibly paid and discharged in full.

ARTICLE XV

TAXES

All payments to be made by the Guarantor hereunder shall be made free and clear of any deduction or withholding. If the Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Borrower or any Beneficiaries receive a net sum equal to the sum which it would have received had no deduction or withholding been made; provided that any payments to be made to the Administrative Agent or any Lender as assigns of the Borrower shall be subject to compliance by such Person with Section 5.15 of the Credit Agreement.

ARTICLE XVI

INDEMNITIES BY GUARANTOR

Without limiting any other rights that the Beneficiaries may have hereunder or under Applicable Law, the Guarantor agrees to indemnify (and pay upon demand to) the Beneficiaries and their respective successors, assigns, officers, directors agents and employees (each a “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, deficiencies, disbursements or expenses (including reasonable legal and accounting fees), fees, costs, demands, actions, awards, judgments, penalties and charges awarded against or incurred by any of them (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or as a result of any guaranty provided by the Guarantor hereunder or resulting from or in connection with: (i) (A) willful misconduct, bad faith, fraud or negligence, on the part of the Guarantor in the performance of its covenants, obligations and duties hereunder or on the part of a Borrower Party in the performance of its covenants, obligations and duties under the Transaction Documents, (B) criminal acts by the Guarantor or a Borrower Party or (C) any intentional hindrance by the Guarantor or a Borrower Party of a Beneficiary’s security interest in the Collateral, (ii) any Performance Party fails to pay or perform any of the Performance Party Obligations applicable to it when and as due in accordance with the Transaction Documents, (iii) any representation or warranty made by the Guarantor under this Guaranty, which shall have been false or incorrect when made or deemed made, (iv) the failure by the Guarantor to perform its duties, covenants or other obligations in accordance with the provisions hereof; (v) any investigation, litigation or proceeding related to or arising from this Guaranty, or (vi) any attempt by any Person to void any guaranty granted hereunder, whether under statutory provision, common law or equitable action.

ARTICLE XVII

FURTHER ASSURANCES

The Guarantor will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Borrower or Beneficiaries (or their assigns) may reasonably request from time to time in order to carry out the intent and purposes of this Guaranty more effectively and the transactions contemplated by this Guaranty.

ARTICLE XVIII

AMENDMENTS AND WAIVERS

This Guaranty and the provisions hereof may only be amended, supplemented, modified or waived in a writing signed by each Party.

ARTICLE XIX

MISCELLANEOUS

(a) USA Patriot Act. The Beneficiaries hereby notify the Guarantor on behalf of the Lenders subject to the requirements of the USA Patriot Act, that pursuant to the requirements of the USA Patriot Act, the Lenders are required to obtain, verify and record information that identifies the Guarantor and its Subsidiaries, which information includes the name and address of the Guarantor and its Subsidiaries and other information that will allow such Lenders to identify such parties in accordance with the USA Patriot Act.

(b) Set-off. The Beneficiaries (and their assigns) are hereby authorized by the Guarantor at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums at any time held by, and other indebtedness at any time owing to, any such Person to or for the credit of the account of the Guarantor, against any and all Performance Party Obligations of the Guarantor, now existing or hereafter arising under this Guaranty.

(c) No Petition. The Guarantor hereby agrees that it will not institute against the Borrower, the General Partner or any limited partner of the Borrower any bankruptcy, reorganization, arrangement, insolvency, winding-up, receivership, security enforcement or liquidation proceedings, or other proceeding under any federal or provincial bankruptcy, insolvency or similar law in connection with any obligations relating to this Agreement. The foregoing shall not limit the rights of the Guarantor to file any claim in or otherwise take any action with respect to any such proceeding that was instituted against the Borrower by any Person other than the Guarantor.

(d) Mutual Negotiations. This Guaranty and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Guaranty or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Guaranty or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

(e) Cumulative Rights. Each right, remedy and power hereby granted to each Beneficiary or allowed to it by Applicable Law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by each Beneficiary at any time or from time to time.

(f)	Integration; Binding Effect; Survival of Terms.

(i)

This Guaranty and each other Transaction Document contain the final and complete integration of all prior expressions by the Parties with respect to the subject matter hereof and shall constitute the entire agreement among the Parties with respect to the subject matter hereof superseding all prior oral or written understandings.

(ii)	This Guaranty shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns (including any trustee in bankruptcy).

(iii)

This Guaranty shall create and constitute the continuing obligations of the Parties in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to the provisions of Article VI, Article XVI and Article XIX(c) shall be continuing and shall survive any termination of this Guaranty.

(g) Severability. Any provisions of this Guaranty which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h) Counterparts. This Guaranty may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Guaranty. To the fullest extent permitted by Applicable Law, delivery of an executed counterpart of a signature page of this Guaranty by tele-facsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Guaranty.

ARTICLE XX

CHOICE OF LAW

THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

ARTICLE XXI

CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

(a)

EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS GUARANTY, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN

RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE GUARANTOR AGAINST THE ADMINISTRATIVE AGENT, THE LENDERS OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY DOCUMENT EXECUTED BY ANY PARTY PURSUANT TO THIS GUARANTY SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

(b)

THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL IMMUNITY (WHETHER ON THE BASIS OF SOVEREIGN OR OTHERWISE) FROM JURISDICTION, ATTACHMENT AND EXECUTION, BOTH BEFORE AND AFTER JUDGMENT, TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ACTION OR PROCEEDING IN THE COURTS OF THE STATE OF NEW YORK, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY OTHER JURISDICTION IN ANY WAY RELATING TO THIS GUARANTY AND AGREES THAT IT WILL NEITHER RAISE NOR CLAIM ANY SUCH IMMUNITY AT OR IN RESPECT OF ANY SUCH ACTION OR THE PROCEEDING.

ARTICLE XXII

WAIVER OF JURY TRIAL

EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY, ANY DOCUMENT EXECUTED BY ANY PARTY PURSUANT TO THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED UNDER THIS GUARANTY OR THEREUNDER.

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed by their respective authorized officers as of the day and year first above written:

Signature Page to Guaranty

CURO GROUP HOLDINGS CORP., as Guarantor

By:	/s/ Donald F. Gayhardt
Name: Donald F. Gayhardt
Title: Director

Signature Page to Guaranty

LENDDIRECT CORP., as Seller and Servicer

By:	/s/ Donald F. Gayhardt
Name: Donald F. Gayhardt
Title: Director

Signature Page to Guaranty

CASH MONEY CHEQUE CASHING INC., as Seller and Servicer

By:	/s/ Donald F. Gayhardt
Name: Donald F. Gayhardt
Title: Director

Signature Page to Guaranty

CURO CANADA RECEIVABLES LIMITED PARTNERSHIP, by its general partner, CURO CANADA RECEIVABLES GP INC., as Borrower

By:	/s/ Donald F. Gayhardt
Name: Donald F. Gayhardt
Title: Director

Signature Page to Guaranty

WF MARLIE 2018-1, LTD., as Lender

By:	/s/ Thomas Buttacavoli
Name: Thomas Buttacavoli
Title: Authorized Signatory

Signature Page to Guaranty

WATERFALL ASSET MANAGEMENT, LLC, as Administrative Agent

By:	/s/ Thomas Buttacavoli
Name: Thomas Buttacavoli
Title: Authorized Person

Signature Page to Guaranty